CONSENT OF COUNSEL



                  We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A of Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about February 28, 2007.




PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
February 28, 2007